Exhibit 5.1

2121 N. Pearl Street Suite 1100 Dallas, TX 75201 214.765.3600 tel www.katten.com

JOSEPH A. HOFFMAN joe.hoffman@katten.com 214.765.3608 direct 214.765.3602 fax

June 12, 2020

Independent Bank Group, Inc.

7777 Henneman Way

McKinney, Texas 75070

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as special counsel to Independent Bank Group, Inc., a Texas corporation (the “Company”), in connection with the preparation and filing of its automatic registration statement on Form S-3ASR being filed with the Securities and Exchange Commission on even date herewith (the “Registration Statement”). The Registration Statement relates to the offering on a delayed or continuous basis of the following securities of the Company: (i) senior debt securities of one or more series (the “Senior Debt Securities”); (ii) subordinated debt securities of one or more series (the “Subordinated Debt Securities”); (iii) shares of one or more series of preferred stock, par value $0.01 per share (the “Preferred Shares”); (iv) shares of common stock, par value $0.01 per share (the “Common Shares” and Common Shares to be offered and sold by the Company, “Primary Common Shares”); (v) units of securities consisting of any combination of Senior Debt Securities, Subordinated Debt Securities, Preferred Shares and Primary Common Shares (the “Units” and, together with the Senior Debt Securities, the Subordinated Debt Securities, the Preferred Shares and the Primary Common Shares, the “Primary Securities”) to be governed by one or more unit purchase agreements between the Company and a financial institution or other person identified in each unit purchase agreement as the unit agent thereunder (the “Unit Agent”) and governed by the laws of the State of Texas (the “Unit Purchase Agreements”); and (vi) Common Shares to be offered and sold by one or more selling securityholders (the “Selling Securityholders”) and either outstanding on the date hereof or to be issued in the future (such Common Shares and/or other securities, the “Resale Securities,” and together with the Primary Securities, the “Securities”). The Primary Securities may be offered and sold by the Company from time to time on a delayed or continuous basis and the Resale Securities may be offered and sold by Selling Securityholders from time to time on a delayed or continuous basis, all as set forth in the prospectus which forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”). This opinion letter is furnished to you at your request and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

For purposes of this opinion letter, we have examined the Registration Statement, including the Prospectus and the exhibits thereto, including a copy of the Senior Debt Indenture, dated June 25, 2014 (the “Senior Debt Indenture”), by and between the Company and Wells Fargo Bank, National Association, in its capacity as indenture trustee under such indenture (the “Senior Debt Trustee”), and a copy of the Subordinated Debt Indenture, dated June 25, 2014 (the “Subordinated Debt Indenture” and together with the Senior Debt Indenture, the “Indentures”), by and between the Company and Wells Fargo Bank, National Association, in its capacity as indenture trustee under such indenture (the “Subordinated Debt Trustee”), the Amended and Restated Certificate of Formation of the Company, as amended and restated to the date of this letter (the “Certificate of Formation”); the Fourth Amended and Restated Bylaws of the Company (the “Bylaws”), certain resolutions and minutes of the Board of Directors of

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June 12, 2020

the Company, and such statutes, codes, including the Texas Business Organizations Code, as amended (the “TBOC”), regulations and rules, such corporate records of the Company, and such other agreements, indentures, mortgages, instruments and other documents (the “Examined Documents”) as we have deemed necessary or appropriate in connection with rendering the opinions hereinafter expressed. In our examination of the Examined Documents, we have assumed, but not verified, the genuineness of all signatures therein, the legal capacity of all natural persons, the authenticity and completeness of all Examined Documents submitted to us as original documents, and the conformity to the authentic and complete original documents of all Examined Documents submitted to us as copies. In addition, we have made such investigations of law as we deemed necessary or appropriate for purposes of expressing the opinions set forth herein.

For purposes of this opinion letter, we have assumed, with your concurrence, with respect to the Securities, that, after the date hereof: (i) each series of Senior Debt Securities of which Senior Debt Securities are to be offered and sold pursuant to the Registration Statement (including as part of Units to be offered and sold pursuant to the Registration Statement) and issued pursuant to the Senior Debt Indenture and the terms and conditions of the Senior Debt Securities of such series will have been duly established by all necessary corporate action of the Company in accordance the terms of Senior Debt Indenture prior to the initial offer, issuance and sale of Senior Debt Securities of such series and, at the time of each offer, issuance and sale of Senior Debt Securities, the Senior Debt Indenture will be in full force and effect and will not have been supplemented or amended except to establish, in accordance with the Senior Debt Indenture, each series of Senior Debt Securities of which Senior Debt Securities have been previously issued or are then proposed to be issued, and the terms and conditions of the Senior Debt Securities of each such series, and the Senior Debt Indenture will be qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “TIA”) at all pertinent times; (ii) each series of Subordinated Debt Securities of which Subordinated Debt Securities to be offered and sold pursuant to the Registration Statement (including as part of Units to be offered and sold pursuant to the Registration Statement) and issued pursuant to the Subordinated Debt Indenture and the terms and conditions of the Subordinated Debt Securities of such series will have been duly established by all necessary corporate action of the Company in accordance with the terms of Subordinated Debt Indenture prior to the initial offer, issuance and sale of Subordinated Debt Securities of such series and, at the time of each offer, issuance and sale of Subordinated Debt Securities, the Subordinated Debt Indenture will be in full force and effect and will not have been supplemented or amended except to establish, in accordance with the Subordinated Debt Indenture, each series of Subordinated Debt Securities of which Subordinated Debt Securities have been previously issued or are then proposed to be issued and the terms and conditions of the Subordinated Debt Securities of each such series, and the Subordinated Debt Indenture will be qualified under the TIA at all pertinent times; (iii) each series of Preferred Shares are to be offered and sold pursuant to the Registration Statement (including as part of Units to be offered and sold pursuant to the Registration Statement), and the terms and conditions of the Preferred Shares will be duly established by all necessary corporate action of the Company and a statement of designations setting forth the terms of such Preferred Shares duly executed by the Company shall have been filed with, and accepted for record by, the Secretary of State of the State of Texas in accordance with the requirements of the TBOC and, at the time of each offer, issuance and sale of Preferred Shares, such statement of designations will remain in full effect and not have been amended, modified or supplemented in any manner adversely affecting the rights of the holders of Preferred Shares or the power and authority of the Company to issue Preferred Shares; (iv) the number of Preferred Shares to be at any one time issued and sold plus the number of Preferred Shares issued and outstanding immediately prior to such issuance will not exceed the maximum number of Preferred Shares that are authorized for issuance as specified in the statement of designations relating to that Preferred Shares, and the number of Preferred Shares to be at any one time issued and sold plus the number of Preferred Shares issued and outstanding immediately prior to such issuance will not exceed the number of Preferred Shares then authorized for issuance; (v) the number of Primary Common Shares to be issued and sold at any one time pursuant to the Registration Statement (including as part of Units to be offered and sold pursuant to the Registration Statement) plus the number of Common Shares issued and outstanding immediately prior to such issuance will not exceed the number of Common Shares then authorized for issuance; (vi) Units to be offered and sold will be governed by a valid and binding Unit Purchase Agreement; (vii) the Primary Securities that are part of units will be sold and issued in accordance with the terms of the applicable Unit Purchase Agreements; (viii) the Certificate of Formation will remain in force and effect and not be amended, modified or supplemented in any respect except by the filing of one or more statements of designations to establish the terms of

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any Preferred Shares; and (ix) the Bylaws will remain in force and effect and not be amended, modified or supplemented in any respect.

For purposes of this opinion letter, we have also assumed, with your concurrence, that, after the date hereof: (i) the issuance, sale and amount of any Securities of the Company to be offered, issued and sold by the Company from time to time pursuant to the Registration Statement (including as part of Units to be offered and sold pursuant to the Registration Statement) and the terms on which such Securities are to be offered and sold and the Company’s entry into, execution and delivery of, and performance of its obligations under, each supplement indenture to an Indenture, each underwriting agreement, purchase agreement and similar agreement relating to such an offer and sale of any Securities of the Company, and, with respect to any Units to be offered, issued and sold, each Unit Purchase Agreement: (a) will have been duly authorized by all necessary action of the Board of Directors of the Company, a duly authorized committee of the Board of Directors or officers of the Company acting pursuant to authority delegated to them by the Board of Directors, consistent, in each case, with the procedures and terms described in the Registration Statement and applicable Prospectus Supplement and in accordance with the Certificate of Formation, the Bylaws, and with respect to the Senior Debt Securities, the Senior Debt Indenture, as amended and supplemented from time to time, and, with respect to Subordinated Debt Securities, the Subordinated Debt Indenture, as amended and supplemented from time to time, and, with respect to Units, the applicable Unit Purchase Agreement, as amended from time to time, and applicable law, each of which action by the Board of Directors shall remain in full force and effect at all pertinent times, and (b) will not violate any applicable law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities pursuant to the Registration Statement, the Registration Statement (including all post-effective amendments thereto, if any) will have become effective under the Securities Act, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) a Prospectus Supplement describing the Securities being offered, issued and sold at any one time, including any information omitted from the Prospectus in reliance on Rule 430B promulgated under the Securities Act, if any Selling Securityholder will be offering Securities for resale pursuant to such Prospectus Supplement, identifying each such Selling Securityholder and the Securities being sold by each such Selling Securityholder, and accompanied by the necessary information relating to the amount of the Securities being offered and sold pursuant to the Registration Statement to which such Prospectus Supplement relates; (iv) the Securities will be offered, issued and sold in compliance with all applicable U.S. federal and state securities laws, and in the manner described in the Registration Statement and the applicable Prospectus Supplement; (v) none of the terms of any Securities to be established after the date hereof, and neither the issuance, sale or delivery of such Securities nor the compliance by the Company with the terms of such Securities, will violate any applicable law or will result in the violation of any provision of any agreement, contract, indenture, mortgage or other instrument then binding on the Company or any of its assets and will not violate any restriction then imposed on the Company by a court or any governmental agency, commission, department or other body then having jurisdiction over the Company; and (vi) the Company will remain a validly existing Texas corporation at the time of each sale of Securities pursuant to the Registration Statement.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we have assumed, for purposes of this opinion and with your concurrence, that: the Senior Debt Trustee and the Subordinated Debt Trustee were and will be, and the Unit Agents will be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization at all pertinent times; the Senior Debt Trustee and the Subordinated Debt Trustee had and will have, and each Unit Agent will have, at all pertinent times, all necessary organizational and legal power and authority, and be duly qualified, to execute and deliver the Senior Debt Indenture, the Subordinated Debt Indenture or Unit Purchase Agreement, as applicable, to perform and discharge its duties and obligations thereunder and to engage in the activities contemplated by the Senior Debt Indenture, the Subordinated Debt Indenture or such Unit Purchase Agreement, as applicable; each of the Senior Debt Indenture and the Subordinated Debt Indenture has been, and each supplement indenture to an Indenture and each Unit Purchase Agreement will be, duly authorized, executed and delivered by the Senior Debt Trustee, the Subordinated Debt Trustee or the Unit Agent, as applicable, and at all pertinent times, the Senior Debt Indenture, the Subordinated Debt Indenture and each Unit Purchase Agreement will constitute the legal, valid and binding obligations of the Senior Debt Trustee, the Subordinated Debt Trustee or the Unit Agent, as applicable, enforceable against such person in accordance with the terms of the Senior Debt Indenture, the Subordinated Debt Indenture

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June 12, 2020

and/or the Unit Purchase Agreement, as applicable; and the Senior Debt Trustee, the Subordinated Debt Trustee and each Unit Agent will be in compliance with respect to the performance of its obligations under the Senior Debt Indenture, the Subordinated Debt Indenture or Unit Purchase Agreement, as applicable, at all pertinent times.

The opinions expressed herein are based on and limited to the laws of the State of Texas (but not including any laws, statutes, codes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level) and the federal laws of the United States of America. We express no opinion herein as to any other laws, statutes, codes, ordinances, rules or regulations of any other jurisdiction (and in particular, we express no opinion as to any effect that such other laws, statutes, codes, ordinances, rules or regulations may have on the opinions expressed herein). We do not find it necessary for the purposes of this letter to address, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Securities.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

(a)    With respect to Senior Debt Securities to be offered and sold pursuant to the Registration Statement, upon due execution and delivery by and on behalf of the Company, and authentication by the Trustee, of such Senior Debt Securities in accordance with the Senior Debt Indenture and any supplemental indenture with respect to the Senior Debt Indenture and other documents executed pursuant to and in accordance with the Senior Debt Indenture and relating to the series of Senior Debt Securities of which the Senior Debt Securities being offered and sold are a part, such Senior Debt Securities will, upon issuance, constitute valid and binding obligations of the Company and will be entitled to the benefits of the Senior Debt Indenture as supplemented and amended through the date of the issuance of such Senior Debt Securities.

(b)    With respect to Subordinated Debt Securities to be offered and sold pursuant to the Registration Statement, upon due execution and delivery by and on behalf of the Company, and authentication by the Trustee, of such Subordinated Debt Securities in accordance with the Subordinated Debt Indenture and any supplemental indenture with respect to the Subordinated Debt Indenture and other documents executed pursuant to and in accordance with the Subordinated Debt Indenture and relating to the series of Subordinated Debt Securities of which the Subordinated Debt Securities being offered and sold are a part, such Subordinated Debt Securities will, upon issuance, constitute valid and binding obligations of the Company and will be entitled to the benefits of the Subordinated Debt Indenture as supplemented and amended through the date of the issuance of such Subordinated Debt Securities.

(c)    With respect to Preferred Shares to be offered and sold pursuant to the Registration Statement, the Preferred Shares, when, if certificated, certificates in the form required under the TBOC representing the Preferred Shares are duly executed and countersigned, the Preferred Shares are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, and when the Preferred Shares are issued and sold or otherwise distributed in accordance with the applicable purchase agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be validly issued, fully paid and nonassessable.

(d)    With respect to Primary Common Shares to be offered and sold pursuant to the Registration Statement, the Common Shares, when, if certificated, certificates in the form required under the TBOC representing the Common Shares are duly executed and countersigned, the Common Shares are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, and when the Common Shares are issued and sold or otherwise distributed in accordance with the applicable purchase agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be validly issued, fully paid and nonassessable.

(e)    With respect to Units to be offered and sold pursuant to the Registration Statement: (i) upon, in the case of Senior Debt Securities being part of the Units, upon due execution and delivery by and

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on behalf of the Company, and authentication by the Senior Debt Trustee, of such Senior Debt Securities in accordance with the Senior Debt Indenture and any supplemental indenture and other documents executed pursuant to and in accordance with the Senior Debt Indenture and relating to the series of Senior Debt Securities of which the Senior Debt Securities being offered and sold are a part, such Senior Debt Securities will, upon issuance, constitute valid and binding obligations of the Company; (ii) upon, in the case of Subordinated Debt Securities being part of the Units, upon due execution and delivery by and on behalf of the Company, and authentication by the Subordinated Debt Trustee, of such Subordinated Debt Securities in accordance with the Subordinated Debt Indenture and any supplemental indenture and other documents executed pursuant to and in accordance with the Subordinated Debt Indenture and relating to the series of Subordinated Debt Securities of which the Subordinated Debt Securities being offered and sold are a part, such Subordinated Debt Securities will, upon issuance, constitute valid and binding obligations of the Company; (iii) in the case of Preferred Shares being part of the Units, the Preferred Shares, when, if certificated, certificates in the form required under the TBOC representing the Preferred Shares are duly executed and countersigned, the Preferred Shares are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, and when the Preferred Shares are issued and sold or otherwise distributed in accordance with the applicable purchase agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be validly issued, fully paid and nonassessable; and (iv) in the case of Primary Common Shares being part of the Units, such Common Shares, when, if certificated, certificates in the form required under the TBOC representing the Common Shares are duly executed and countersigned, the Common Shares are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, and when the Common Shares are issued and sold or otherwise distributed in accordance with the applicable purchase agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be validly issued, fully paid and nonassessable.

(f)    The Resale Securities that may be sold by the Selling Securityholders pursuant to the Registration Statement are, or, upon due execution and delivery on behalf of the Company if certificated, certificates in the form required under the TBOC representing the Common Shares are duly executed and countersigned, the Common Shares are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, when issued and sold or otherwise distributed in accordance with the applicable purchase agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be, validly issued, fully paid and nonassessable.

The opinions expressed in Paragraphs (a), (b) and (e) above with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law).

This opinion letter has been prepared for use in connection with the Registration Statement. The opinion may be relied upon exclusively by you and not by any other person without our prior written consent. Our opinions are expressed as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any change in fact, circumstance or law or to advise you of any changes in the foregoing subsequent to the date hereof.

We hereby consent to the filing by you of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act, whose consent is required under Section 7 of the Securities Act and the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Katten Muchin Rosenman LLP